Exhibit 99.1

News Release

Sanchez Energy Corporation Announces Management Change

HOUSTON, Dec. 26, 2013 — Sanchez Energy Corporation (NYSE: SN) today announced that Senior Vice President and Chief Operating Officer Joseph DeDominic has resigned to pursue a new opportunity. Chris Heinson, Senior Manager of Reservoir Engineering, will assume the role of COO on an interim basis. These management changes are effective at the beginning of January, 2014.

“We greatly appreciate Joe’s valuable contributions to the company and wish him and his family all the best in his new endeavor,” said Tony Sanchez Jr., Sanchez Energy’s Executive Chairman.

Tony Sanchez III, Sanchez Energy’s President and Chief Executive Officer, added: “I have enjoyed working with Joe and will miss his leadership and knowledge. One of our greatest accomplishments over the past year has been depth and quality of the team that we have built at Sanchez Energy and I am confident that we will not miss a beat as we transition the chief operating office role.  Following on Joe’s leadership and our record of accomplishments this year, we are in a strong position to achieve sustainable growth, both operationally and financially and we are looking forward to an outstanding 2014.  Over the past several days our net production has been approximately 20,000 boepd and at this point, we expect that we will exceed the top end of our guidance for the current quarter, which speaks highly of the entire operations team and our asset base.”

Joe DeDominic stated: “I am proud of the achievements in transforming Sanchez Energy Corporation over the past year and expect the foundations laid in 2013 to form the basis for continued growth”

Chris Heinson, an engineer by training, currently oversees reservoir engineering, business planning, and project management for Sanchez. Prior to joining Sanchez in March of this year, he worked for Occidental Petroleum Corporation in various planning and reservoir engineering positions. Chris has a strong technical background in unconventional oil resource plays and enhanced oil recovery and has held roles of increasing responsibility while at Occidental and Sanchez.  Chris holds a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin.

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast. The current focus is on the Eagle Ford Shale, where Sanchez Energy has assembled approximately 125,000 net acres. The company also has approximately 40,000 net acres targeting the Tuscaloosa Marine Shale.

For more information about Sanchez Energy Corporation, please visit our website:

www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to successfully closing our announced acquisitions, the anticipated benefits of our acquisitions, any planned takeover of operations, future down-spacing and movement to pad drilling to further reduce costs and to produce additional upside potential and other aspects of any proposed acquisitions. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2012 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves. We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov. You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long

Senior Vice President and Chief Financial Officer

Sanchez Energy Corp.

713-783-8000

SOURCE Sanchez Energy Corporation